				Exhibit 99.2
GENESIS HEALTHCARE CORPORATION
RECONCILIATION OF NET INCOME TO EBITDA
(IN THOUSANDS)

	March 31,	June 30,	September 30,	December 31,
	2004	2004	2004	2004

Net income	$5,574	$6,722	$10,771	$10,848
Add back:
Loss (income) from discontinued operations, net of taxes	781	1,104	35	(196)
Equity in net income of unconsolidated affiliates	(466)	(746)	(465)	(1,111)
Minority interests	84	170	133	271
Income tax expense	4,067	4,998	7,435	6,705
Interest expense	7,528	6,854	6,782	6,632
Depreciation and amortization expense	11,489	11,356	11,965	11,345

EBITDA	$29,057	$30,458	$36,656	$34,494

CALCULATION OF DEBT TO EBITDA
(IN THOUSANDS, EXCEPT DEBT RATIO)

	March 31,	June 30,	September 30,	December 31,
	2004	2004	2004	2004

12 months trailing EBITDA (A)	$108,740	$114,767	$125,561	$130,665
Total debt at end of period (B)	461,761	429,942	403,071	378,321

Ratio of debt to EBITDA (B) / (A)	4.25	3.75	3.21	2.90

CALCULATION OF DEBT TO NET INCOME
(IN THOUSANDS, EXCEPT DEBT RATIO)

	March 31,	June 30,	September 30,	December 31,
	2004	2004	2004	2004

12 months trailing net income (C)	$18,771	$20,217	$29,073	$33,915
Total debt at end of period (D)	461,761	429,942	403,071	378,321

Ratio of debt to net income (D) / (C)	24.60	21.27	13.86	11.15